Exhibit 10.51

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 6, 2026 (the “Effective Date”), among T3 Defense Inc., a Delaware corporation (“Buyer” or “T3”), Project 35 Ltd., an Israeli corporation (the “Company”), and X S.A. Security and Defense Ltd., an Israeli corporation (“Seller” or “XSA”, and together with the Buyer and the Company, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Seller is the record and beneficial holder of 60 shares in the Company, representing 60% equity interest in the Company on a fully diluted basis;

WHEREAS, the Buyer is a Delaware corporation whose shares of common stock are listed on The Nasdaq Stock Market LLC under the symbol “DFNS”; and

WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, the 60 shares of the Company held by the Seller (the “Purchased Shares”) on the terms and conditions provided for herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York or Tel Aviv, Israel are authorized or required by law to close.

“Buyer Common Stock” means shares of common stock, par value $0.0001 per share, of the Buyer.

“Closing” means the closing of the transactions contemplated by this Agreement, which shall occur simultaneously with the execution and delivery of this Agreement.

“Closing Date” means the date on which the Closing occurs, which shall be the Effective Date.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, proxy, voting trust or agreement, transfer restriction or any other encumbrance, restriction or limitation whatsoever.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founders” means Gandi Kokton ID no. 306404880, Parpara David, ID no. 028001329 and Noa Bomshtain ID no. 314139528.

“Fully-Diluted Basis” means the aggregate number of ordinary shares that would be outstanding assuming the exercise, conversion or exchange of all options, warrants, convertible securities and other rights to acquire ordinary shares that are outstanding as of the applicable date of determination.

“Governmental Authority” means any federal, state, local, municipal, foreign or other government, governmental department, commission, board, bureau, agency, regulatory or administrative authority, court, tribunal, arbitrator or self-regulatory organization.

“Knowledge” means with respect to any Person, the actual knowledge of such Person’s executive officers after reasonable inquiry.

“Laws” means all laws, statutes, rules, regulations, codes, ordinances and orders of any Governmental Authority.

“Material Adverse Effect” means, with respect to any Person, any event, circumstance, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, financial condition, assets, liabilities or results of operations of such Person and its subsidiaries, taken as a whole, or (b) the ability of such Person to consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) changes in general economic conditions; (ii) changes in the financial or securities markets generally; (iii) changes affecting the industry in which such Person operates generally; (iv) changes in applicable Laws or accounting standards; (v) acts of war, terrorism, natural disasters or public health emergencies; or (vi) the announcement or pendency of the transactions contemplated hereby, except in each case of clauses (i) through (v), to the extent such changes disproportionately affect such Person relative to other participants in the industry in which such Person operates.

“Note” means the Promissory Note in the original principal amount of $1,250,000 attached hereto as Exhibit A.

“Person” means any individual, corporation, partnership, limited liability company, trust, estate, association, joint venture, Governmental Authority or other entity.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

ARTICLE II

PURCHASE AND SALE OF SHARES

Section 2.1 Purchase and Sale of Purchased Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from the Seller, good and marketable title to the Purchased Shares, free and clear of all mortgages, liens, encumbrances, claims, equities and obligations to other persons of every kind and character, except that the Purchased Shares are “restricted securities” as defined in the Securities Act.

Section 2.2 Purchase Price. In consideration for the Purchased Shares, the Buyer shall issue to the Seller (i) 21,059,871 shares of Buyer Common Stock, which shares shall not exceed 19.9% of the voting shares of the Buyer and (ii) the Note.

Section 2.3 Closing. The Closing shall take simultaneously with the execution and delivery of this Agreement.

Section 2.4 Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Buyer:

(a)	a deed transfer or book-entry confirmation evidencing the Purchased Shares, registered in the name of the Buyer;

(b)	certified copies of resolutions of the Seller’s Board of Directors and stockholders authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

(c)	such other documents as the Buyer may reasonably request.

Section 2.5 Closing Deliveries by the Buyer. At the Closing, the Buyer shall deliver or cause to be delivered to the Seller:

(a)	evidence of the issuance to the Seller of 21,059,871 shares of Buyer Common Stock in book-entry form or stock certificate(s), registered in the name of the Seller;

(b)	a duly executed Note;

(c)	certified copies of resolutions of the Buyer’s Board of Directors authorizing the execution and delivery of this Agreement, the issuance of the shares of Buyer Common Stock, the Note and the consummation of the transactions contemplated hereby; and

(d)	such other documents as the Seller may reasonably request.

Section 2.6 Commissions. The Buyer agrees and acknowledges that the Founders are entitled to commissions from the Company at the rate of 10% of each transaction, order, contract or agreement actually concluded through their activities which generate revenue for the Company. The commission shall be calculated based on the full value of the relevant transaction, order, contract or agreement and shall be paid to the Founders within 30 days from the date of receipt of the proceeds therefrom in the Company’s account.

For the avoidance of doubt, entitlement of the commission shall apply separately with respect to each transaction, order, contract or agreement.

Section 2.7 Commitment to Capital. The Buyer shall invest $2,500,000 directly into the Company’s treasury during the 12 months following the Closing. Such funds shall be used for the development, launch and sales of two projects relating to FPV loitering munitions and a designated interceptor, or for other purposes as may be agreed between the Parties.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Buyer, as an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby as follows:

Section 3.1 Organization and Good Standing. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Israel. The Seller has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

Section 3.2 Authorization; Enforceability. The Seller has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by the Seller’s members and managers and no further consent or authorization is required. This Agreement has been duly executed and delivered by the Seller, and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 3.3 No Conflicts. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby do not and will not (a) violate or conflict with the Articles and Memorandum of Association of the Seller, (b) violate or conflict with any Law applicable to the Seller, or (c) result in a breach of, or constitute a default under, any material contract or agreement to which the Seller is a party, except in each case of clauses (b) and (c), where such violation, conflict, breach or default would not have a Material Adverse Effect on the Seller.

Section 3.4 No Litigation, Etc. There is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened against, affecting or which will affect, the property of the Seller.

Section 3.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

Section 3.6 Ownership of the Shares. The Seller is the record and beneficial owner of the Purchased Shares. The Seller holds the Purchased Shares free and clear of any Encumbrance, and has the absolute right to sell and transfer the Purchased Shares to the Buyer as provided in this Agreement without the consent of any other person or entity. Upon transfer of the Purchased Shares to Buyer hereunder, Buyer will acquire good and marketable title to the Purchased Shares free and clear of any Encumbrance, other than applicable securities laws.

Section 3.7 Investment Intent. The Seller is acquiring the shares of Buyer Common Stock and the Note being purchased pursuant to this Agreement for its own account and for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Buyer Common Stock except in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable securities laws.

Section 3.8 Disclosure of Information. The Seller has access to all the reports filed by the Buyer with the SEC and has had an opportunity to ask questions of Buyer and its representatives.

Section 3.9 Restricted Stock. The Seller understands that the Buyer Common Stock has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller’s representations as expressed herein. The Seller understands that the Buyer Common Stock constitutes “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Seller must hold the shares of Buyer Common Stock indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

Section 3.10 Qualifications. The Seller is an accredited investor, as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act. The Seller is (i) experienced in making investments in companies such as the Buyer, (ii) able, by reason of its business and financial experience and professional advisors (who are not affiliated with or compensated in any way by Buyer or any of its affiliates) to protect its own interests in connection with the receipt of the Buyer Common Stock and the Note and (iii) able to afford the entire loss of its investment in the Buyer.

Section 3.11 Legend. The Seller understands that all certificates representing securities of Buyer received by it pursuant to this Agreement shall bear the following legend, or one substantially similar thereto:

“The securities represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for those shares under the Securities Act of 1933, as amended, or an opinion satisfactory to the Buyer’s counsel that registration is not required under said Act.”

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Buyer, as an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, as follows:

Section 4.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company.

Section 4.2 Authorization; Enforceability. The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and shareholders, and no further consent or authorization is required. This Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 4.3 Capitalization. The Seller is the owner of the Purchased Shares, which represent 60% of the Company’s authorized and issued share capital on a Fully Diluted Basis, and there are no outstanding options, warrants, convertible securities or other rights to acquire shares of the Company, other than the option granted to the Buyer for the 40%. All issued and outstanding shares of the Company have been duly authorized, validly issued, fully paid and non-assessable. The Purchased Shares are duly authorized, validly issued, fully paid and non-assessable, and free and clear of all Encumbrances, other than restrictions on transfer under applicable securities laws. The other shareholders of the Company have no rights, including without limitation, rights of first refusal, tag-along rights or veto rights, in connection with the sale of the Purchased Shares to the Buyer.

Section 4.4 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not (a) violate or conflict with the articles of association or other organizational documents of the Company, (b) violate or conflict with any Law applicable to the Company, or (c) result in a breach of, or constitute a default under, any material contract or agreement to which the Company is a party, except in each case of clauses (b) and (c), where such violation, conflict, breach or default would not have a Material Adverse Effect on the Company.

Section 4.5 Financial Statements. The Seller has delivered to the Buyer complete and accurate copies of the Company’s internally prepared financial statements for the fiscal years ended December 31, 2025 and December 31, 2024, and for the period ended March 31, 2026 (collectively, the “Financial Statements”). The Financial Statements fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended.

Section 4.6 No Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected or reserved against on a balance sheet prepared in accordance with IFRS, except for (a) liabilities reflected or reserved against in the most recent balance sheet included in the Financial Statements, (b) liabilities incurred in the ordinary course of business since the date of such balance sheet, and (c) liabilities that would not, individually or in the aggregate, be material to the Company.

Section 4.7 Absence of Changes. Since the date of the most recent balance sheet included in the Financial Statements, (a) there has not been any Material Adverse Effect on the Company, and (b) the Company has conducted its business in the ordinary course consistent with past practice.

Section 4.8 Intellectual Property. The Company owns or has the right to use all intellectual property necessary for the conduct of its business as presently conducted. To the Knowledge of the Company, the Company’s conduct of its business does not infringe, misappropriate or otherwise violate the intellectual property rights of any third party.

Section 4.9 Compliance with Laws. The Company is in compliance with all applicable Laws, including, without limitation, all Israeli defense export control laws and regulations, except where the failure to comply would not have a Material Adverse Effect on the Company.

Section 4.10 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the Knowledge of the Seller or the Company, threatened against the Company that would have a Material Adverse Effect on the Company or that seeks to prevent or delay the consummation of the transactions contemplated hereby.

Section 4.11 Tax Matters. The Company has timely filed all material tax returns required to be filed and has paid all taxes due and owing. There are no pending or, to the Knowledge of the Company, threatened audits, investigations or claims for or relating to any liability in respect of taxes.

Section 4.12 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

Section 5.1 Organization and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

Section 5.2 Authorization; Enforceability. The Buyer has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the shares of Buyer Common Stock and the Note in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by the Buyer’s Board of Directors and no further consent or authorization is required, other than the filing of a Current Report on Form 8-K with with the SEC. This Agreement has been duly executed and delivered by the Buyer, and constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 5.3 Capitalization. Upon issuance in accordance with this Agreement, the Buyer Common Stock will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all Encumbrances, other than restrictions on transfer under applicable securities laws.

Section 5.4 No Conflicts. The execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby do not and will not (a) violate or conflict with the Certificate of Incorporation or Bylaws of the Buyer, (b) violate or conflict with any Law applicable to the Buyer, (c) result in a breach of, or constitute a default under, any material contract or agreement to which the Buyer is a party, or (d) violate or conflict with any applicable rules or regulations of The Nasdaq Stock Market LLC, except in each case of clauses (b) and (c), where such violation, conflict, breach or default would not have a Material Adverse Effect on the Buyer.

Section 5.5 SEC Filings. The Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by the Buyer with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all exhibits included therein and financial statements and schedules thereto, the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

Section 5.6 Nasdaq Listing. The Buyer Common Stock is listed on The Nasdaq Stock Market LLC under the symbol “DFNS.” The Buyer is in compliance in all material respects with the applicable listing and corporate governance rules of The Nasdaq Stock Market LLC other than as disclosed by the Buyer on a Form 8-K filed with the SEC. The issuance of the Buyer Common Stock does not require stockholder approval under Nasdaq Listing Rule 5635.

Section 5.7 No Material Adverse Effect. Since the date of the most recent audited financial statements included in the SEC Reports, there has not been any Material Adverse Effect on the Buyer.

Section 5.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification by the Seller. Subject to the limitations set forth in this Article VI, the Seller shall indemnify and hold harmless the Buyer and its officers, directors, employees, agents and Affiliates (collectively, the “Buyer Indemnitees”) from and against any and all losses, damages, liabilities, claims, costs and expenses (including reasonable attorneys’ fees) (“Losses”) arising out of or resulting from (a) any breach of any representation or warranty of the Seller or the Company contained in this Agreement, or (b) any breach of any covenant or agreement of the Seller or the Company contained in this Agreement.

Section 6.2 Indemnification by the Buyer. Subject to the limitations set forth in this Article VI, the Buyer shall indemnify and hold harmless the Seller and its officers, directors, employees, agents and Affiliates (collectively, the “Seller Indemnitees”) from and against any and all Losses arising out of or resulting from (a) any breach of any representation or warranty of the Buyer contained in this Agreement, or (b) any breach of any covenant or agreement of the Buyer contained in this Agreement.

Section 6.3 Survival. The representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of twenty-four (24) months following the Closing Date

ARTICLE VII

MISCELLANEOUS

Section 7.1 Expenses. Except as otherwise expressly provided herein, each Party shall be responsible for the payment of the expenses incurred by such Party in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.2 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) when sent by confirmed electronic mail, (c) one (1) Business Day after being sent by a nationally recognized overnight courier, or (d) five (5) Business Days after being mailed by registered or certified mail, return receipt requested, postage prepaid, to the Parties at their respective addresses set forth on the signature pages hereto (or to such other address as a Party may designate by notice to the other Parties).

Section 7.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof.

Section 7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to its conflicts of law principles. Notwithstanding the foregoing, all matters relating to the authorization, validity, and enforceability of the issuance of the Buyer Common Stock, including Section 2.2, Section 2.5, and Article V of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

Section 7.5 Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall first be submitted to mediation in Tel Aviv, Israel. If such dispute is not resolved through mediation within sixty (60) days, the dispute shall be finally resolved by the competent courts of Tel Aviv-Jaffa, Israel, applying the laws of the State of Israel.

Section 7.6 Amendment and Waiver. This Agreement may be amended, modified or supplemented only by a written instrument signed by all of the Parties. Any term or condition of this Agreement may be waived at any time by the Party entitled to the benefit thereof, but only by a written instrument signed by such Party.

Section 7.7 Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect, and the Parties shall negotiate in good faith a substitute provision that most nearly effects the Parties’ intent in entering into this Agreement.

Section 7.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.9 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.10 Further Assurances. Each Party shall execute and deliver such additional documents, instruments and conveyances and shall take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

T3 DEFENSE INC.

By:	/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	Chief Executive Officer

Address:
575 Fifth Avenue, 14th Floor
New York, New York 10017

PROJECT 35 LTD.

By:	/s/ Project 35 Ltd.

X S.A. SECURITY & DEFENSE LTD.

By:	/s/ X S.A. Security & Defense Ltd.